Exhibit 10.37

AMENDMENT NO. 1 TO THE
VEECO INSTRUMENTS INC.
SENIOR EXECUTIVE CHANGE IN CONTROL POLICY

WHEREAS, Veeco Instruments Inc. adopted and maintains the Veeco Instruments Inc. Senior Executive Change in Control Policy (the “Policy”) for the benefit of eligible executive employees;

WHEREAS, Section 13 of the Policy reserves to the Company the right to amend the Policy at any time, subject to specific limitations set forth therein; and

WHEREAS, the Company desires to amend the Policy as set forth below:

NOW, THEREFORE, the Policy is hereby amended as follows, effective as of the date of its initial adoption, September 12, 2008:

1.             The definition of Change in Control in Section 2 of the Policy is amended in its entirety to state as follows:

“Change in Control” shall mean:

(i)            any person or group acquires stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. However, if any person or group is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or group is not considered to cause a Change in Control of the Company. An increase in the percentage of stock owned by any person or group as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this subsection. This subsection applies only when there is a transfer of stock of the Company (or issuance of stock of such entity) and stock in such entity remains outstanding after the transaction;

(ii)           any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company;

(iii)          a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the such entity’s Board or Directors prior to the date of the appointment or election; or

(iv)          any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) substantially all of the assets of the Company immediately prior to such acquisition or acquisitions. However, no Change in Control shall be deemed to occur under this subsection (iv) as a result of a transfer to:

(A)            A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(B)           An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(C)           A person or group that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

(D)          An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (iii) above.

For purposes of this definition, the term “person” shall mean an individual, corporation, association, joint-stock company, business trust or other similar organization, partnership, limited liability company, joint venture, trust, unincorporated organization or government or agency, instrumentality or political subdivision thereof (for clarification, other than the Company or any subsidiary of the Company, or any employee benefit plan maintained by the Company or any subsidiary thereof). The term “group” shall have the meaning set forth in Rule 13d-5 of the Securities Exchange Commission (“SEC”), modified to the extent necessary to comply with Treasury Regulation Section 1.409A-3(g)(5)(v)(B), or any successor thereto in effect at the time a determination of whether a Change in Control has occurred is being made. If any one person, or persons acting as a group, is considered to effectively control the Company as described in subsections (ii) or (iii) above, the acquisition of additional control by the same person or persons is not considered to cause a Change in Control.

The term “Group Change in Control” means a Change in Control described in paragraph (i) or paragraph (iv) above, substituting the entity which owns the assets and conducts the business of the relevant Group for the Company thereunder.

2.             Section 4(b)(ii) of the Policy is amended by adding the following sentence to the end thereof:

Any tax gross-up payment required under this paragraph shall be paid in a single lump sum payment at the same time severance is otherwise payable under paragraph (i) above.

3.             Section 4(b)(iii) of the Policy is amended by deleting the semicolon and adding the following clause to the end thereof:

“... but in any event within 2½ months after the end of the performance period.”

4.             Section 14(b)(iii) of the Policy is amended in its entirety to state as follows:

Each of the payments and benefits under Section 4(b) of this Agreement are designated as separate payments for purposes of the short-term deferral rules under Treasury Regulation Section 1.409A-1(b)(4)(i)(F), the exemption for involuntary terminations under separation pay plans under Treasury Regulation Section 1.409A-1(b)(9)(iii), and the exemption for medical expense reimbursements under Treasury

Regulation Section 1.409A-1(b)(9)(v)(B). As a result, (1) any payments that become vested as a result of a qualifying termination that are made on or before the 15th day of the third month following the later of the end of the Company’s taxable year or the end of the Executive’s taxable year in which occurs the Executive’s termination of employment, (2) any additional payments that are made on or before the last day of the second calendar year following the year of the Executive’s termination and do not exceed the lesser of two times annual base salary or two times the limit under Code Section 401(a)(17) then in effect, and (3) the payment of medical expenses within the applicable COBRA period, are exempt from the requirements of Code Section 409A. If the Executive dies prior to the expiration of the Delay Period, payment of any amounts previously withheld under Section 14(b)(i) above shall be paid to the Executive’s beneficiary as soon as practicable following the Executive’s death.

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I hereby certify that the forgoing Policy was duly adopted by the Committee as of the date first above written.

Executed on this 23rd day of December, 2008

/s/ Roger D. McDaniel
Chairman of the Compensation Committee